Exhibit 99.1

3Q 2024

SmartFinancial Announces Results for the Third Quarter 2024

KNOXVILLE, TN – October 21, 2024 - SmartFinancial, Inc. ("SmartFinancial" or the "Company"; NYSE: SMBK), today announced net income of $9.1 million, or $0.54 per diluted common share, for the third quarter of 2024, compared to net income of $2.1 million, or $0.12 per diluted common share, for the third quarter of 2023, and compared to prior quarter net income of $8.0 million, or $0.48 per diluted common share.  Operating earnings1, which excludes non-recurring income, net of tax adjustments, totaled $9.1 million, or $0.54 per diluted common share, in the third quarter of 2024, compared to $7.2 million, or $0.43 per diluted common share, in the third quarter of 2023, and compared to $7.8 million, or $0.46 per diluted common share, in the second quarter of 2024.

Highlights for the Third Quarter of 2024

●	Operating earnings[1] of $9.1 million, or $0.54 per diluted common share
●	Net organic loan and lease growth of $144 million with 16% annualized quarter-over-quarter increase
●	Quarter-over-quarter net tax equivalent interest margin expansion of 14 basis points to 3.11%
●	19% annualized quarter-over-quarter increase in tangible book value per common share[1]
●	Credit quality remains solid with nonperforming assets to total assets of 0.26%
●	Established a Real Estate Investment Trust (“REIT”) subsidiary as a tax saving strategy

Billy Carroll, President & CEO, stated: “As we talked about last quarter, the sales energy throughout our Company remains very positive as demonstrated by our 16% quarterly annualized loan and lease growth. Margin continues to inflect, up another 14 basis points to 3.11% for the quarter, and we continue to position our balance sheet for optimized returns. Credit quality remained strong, and I am pleased with our diligence around expense control. As we look ahead, we are confident in our ability to further enhance profitability and deliver strong tangible book value per share growth.”

SmartFinancial's Chairman, Miller Welborn, concluded: “This quarter was a further demonstration of our team’s ability to execute our plan. The Board was especially pleased with the Company’s operating leverage expansion and quarterly tangible book value per share growth of nearly 9% annualized. And while financial results are important, we don’t take for granted SmartBank’s incredible culture. SmartBank’s certification as a Great Place to Work by over 94% of its employee base is a tremendous honor and we look forward to continuing our tradition of being a premier employment destination.”

Net Interest Income and Net Interest Margin

Net interest income was $35.0 million for the third quarter of 2024, compared to $32.8 million for the prior quarter.  Average earning assets totaled $4.5 billion for the current and prior quarters.  The categories of average earnings assets changed quarter-over-quarter, primarily from an increase in average loans and leases of $130.5 million, offset by a decrease in average securities of $15.7 million and average interest-earning cash of $79.2 million.  Average interest-bearing liabilities increased by $21.4 million from the prior quarter, primarily attributable to an increase in average borrowings of $40.9 million, offset by a decrease in average deposits of $18.2 million.

The tax equivalent net interest margin was 3.11% for the third quarter of 2024, compared to 2.97% for the prior quarter. The tax equivalent net interest margin was positively impacted by the increased yield on interest-earning assets, quarter-over-quarter, coupled with no change in the cost of interest-bearing liabilities, quarter-over-quarter. The yield on loans and leases, excluding loan fees, on a fully tax equivalent basis (“FTE”) was 5.95% for the third quarter, compared to 5.80% for the prior quarter.

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP Reconciliations

The cost of total deposits for the third quarter of 2024 was 2.54% compared to 2.56% in the prior quarter. The cost of interest-bearing liabilities was 3.29% for the third quarter of 2024 and the prior quarter. The cost of average interest-bearing deposits was 3.20% for the third quarter of 2024, compared to 3.23% for the prior quarter, a decrease of 3 basis points.

The following table presents selected interest rates and yields for the periods indicated:

	Three Months Ended
	Sep	Jun	Increase
Selected Interest Rates and Yields	2024	2024	(Decrease)
Yield on loans and leases, excluding loan fees, FTE	5.95%	5.80%	0.15%
Yield on loans and leases, FTE	6.02%	5.87%	0.15%
Yield on earning assets, FTE	5.65%	5.52%	0.13%
Cost of interest-bearing deposits	3.20%	3.23%	(0.03)%
Cost of total deposits	2.54%	2.56%	(0.02)%
Cost of interest-bearing liabilities	3.29%	3.29%	-%
Net interest margin, FTE	3.11%	2.97%	0.14%

Provision for Credit Losses on Loans and Leases and Credit Quality

At September 30, 2024, the allowance for credit losses was $35.6 million.  The allowance for credit losses to total loans and leases was 0.96% as of September 30, 2024, compared to 0.97% as of June 30, 2024.

The following table presents detailed information related to the provision for credit losses for the periods indicated (dollars in thousands):

	Three Months Ended
	Sep	Jun	Increase
Provision for Credit Losses on Loans and Leases Rollforward	2024	2024	(Decrease)
Beginning balance	$34,690	$34,203	$487
Charge-offs	(1,426)	(457)	(969)
Recoveries	72	48	24
Net (charge-offs) recoveries	(1,354)	(409)	(945)
Provision for credit losses (1)	2,273	896	1,377
Ending balance	$35,609	$34,690	$919

Allowance for credit losses to total loans and leases, gross	0.96%	0.97%	(0.01)%

(1)	The current quarter-ended and prior quarter-ended excludes unfunded commitments provision of $302 thousand and a release of $13 thousand, respectively. At September 30, 2024, the unfunded commitment liability totaled $2.3 million.

Nonperforming loans and leases as a percentage of total loans and leases was 0.26% as of September 30, 2024, an increase of 7 basis points from the 0.19% reported in the second quarter of 2024.  Total nonperforming assets (which include nonaccrual loans and leases, loans and leases past due 90 days or more and still accruing, other real estate owned and other repossessed assets) as a percentage of total assets was 0.26% as of September 30, 2024, and 0.20% as of June 30, 2024.

The following table presents detailed information related to credit quality for the periods indicated (dollars in thousands):

	Three Months Ended
	Sep	Jun	Increase
Credit Quality	2024	2024	(Decrease)
Nonaccrual loans and leases	$9,319	$6,432	$2,887
Loans and leases past due 90 days or more and still accruing	172	210	(38)
Total nonperforming loans and leases	9,491	6,642	2,849
Other real estate owned	179	688	(509)
Other repossessed assets	2,949	2,645	304
Total nonperforming assets	$12,619	$9,975	$2,644

Nonperforming loans and leases to total loans and leases, gross	0.26%	0.19%	0.07%
Nonperforming assets to total assets	0.26%	0.20%	0.06%

Noninterest Income

Noninterest income increased $1.5 million to $9.1 million for the third quarter of 2024 compared to $7.6 million for the prior quarter.  The current quarter increase was primarily associated with a $579 thousand increase in investment services from a higher volume of investment activity, a $193 thousand increase in insurance commissions from new policies and renewals and a $607 thousand increase in other from fees related to capital markets activity.

The following table presents detailed information related to noninterest income for the periods indicated (dollars in thousands):

	Three Months Ended
	Sep	Jun	Increase
Noninterest Income	2024	2024	(Decrease)
Service charges on deposit accounts	$1,780	$1,692	$88
Mortgage banking income	410	348	62
Investment services	1,881	1,302	579
Insurance commissions	1,477	1,284	193
Interchange and debit card transaction fees	1,349	1,343	6
Other	2,242	1,635	607
Total noninterest income	$9,139	$7,604	$1,535

Noninterest Expense

Noninterest expense increased $1.6 million to $30.8 million for the third quarter of 2024 compared to $29.2 million for the prior quarter. The current quarter increase was primarily related to an increase in salaries and employee benefits related to incentive accruals for production performance.

The following table presents detailed information related to noninterest expense for the periods indicated (dollars in thousands):

	Three Months Ended
	Sep	Jun	Increase
Noninterest Expense	2024	2024	(Decrease)
Salaries and employee benefits	$18,448	$17,261	$1,187
Occupancy and equipment	3,423	3,324	99
FDIC insurance	825	825	-
Other real estate and loan related expenses	460	538	(78)
Advertising and marketing	327	295	32
Data processing and technology	2,519	2,452	67
Professional services	1,201	1,064	137
Amortization of intangibles	604	608	(4)
Other	3,039	2,834	205
Total noninterest expense	$30,846	$29,201	$1,645

Income Tax Expense

Income tax expense was $1.6 million for the third quarter of 2024, a decrease of $721 thousand, compared to $2.3 million for the prior quarter.  The decrease was due to a reduction in the Bank’s annual state income tax expense as a result of the establishment of the Bank’s newly formed REIT.  The REIT will create a more tax-effective structure that will result in a lower effective tax rate during future periods by lowering the Bank’s state income tax expense.

Balance Sheet Trends

Total assets at September 30, 2024 were $4.91 billion compared to $4.83 billion at December 31, 2023.  The $79.5 million increase is primarily attributable to increases loans and leases of $273.0 million and bank owned life insurance of $21.6 million, offset by a decrease in securities of $60.5 million and cash and cash equivalents of $159.4 million.

Total liabilities were $4.42 billion at September 30, 2024, compared to $4.37 billion at December 31, 2023, an increase of $50.4 million.  Total deposits increased $54.6 million, which was driven primarily by the issuance of brokered deposits of $174.8 million, increase in other time deposits of $44.3 million and savings deposits of $42.4 million, offset by a decline in interest-bearing demand deposits of $172.7 million and noninterest bearing deposits of $34 million. Other liabilities increased $2.3 million, which was offset by a decrease in borrowings of $4.1 million and subordinated debt of $2.4 million. During the quarter, the Bank elected not to pursue a higher cost public funds depository relationship and utilized Federal Home Loan Advances temporarily, which was replaced with brokered deposits.

Shareholders' equity at September 30, 2024, totaled $489.0 million, an increase of $29.1 million, from December 31, 2023.  The increase in shareholders' equity was primarily driven by net income of $26.5 million for the nine months ended September 30, 2024, and a positive change of $8.6 million in accumulated other comprehensive income, offset by dividends paid of $4.1 million.  Tangible book value per share1 was $22.67 at September 30, 2024, compared to $20.76 at December 31, 2023.  Tangible common equity1 as a percentage of tangible assets1 was 7.99% at September 30, 2024, compared with 7.47% at December 31, 2023.

The following table presents selected balance sheet information for the periods indicated (dollars in thousands):

	Sep	Dec	Increase
Selected Balance Sheet Information	2024	2023	(Decrease)
Total assets	$4,908,934	$4,829,387	$79,547
Total liabilities	4,419,911	4,369,501	50,410
Total equity	489,023	459,886	29,137
Securities	629,115	689,646	(60,531)
Loans and leases	3,717,478	3,444,462	273,016
Deposits	4,322,491	4,267,854	54,637
Borrowings	8,997	13,078	(4,081)

Conference Call Information

SmartFinancial issued this earnings release for the third quarter of 2024 on Monday, October 21, 2024, and will host a conference call on Tuesday, October 22, 2024, at 10:00 a.m. ET.  To access this interactive teleconference, dial (833) 470-1428 or (404) 975-4839 and entering the access code, 599429.  A replay of the conference call will be available through December 21, 2024, by dialing (866) 813-9403 or (929) 458-6194 and entering the access code, 195203.  Conference call materials will be published on the Company’s webpage located at http://www.smartfinancialinc.com/CorporateProfile, at 9:00 a.m. ET prior to the conference call.

About SmartFinancial, Inc.

SmartFinancial, Inc., based in Knoxville, Tennessee, is the bank holding company for SmartBank. SmartBank is a full-service commercial bank founded in 2007, with branches across Tennessee, Alabama, and Florida.  Recruiting the best people, delivering exceptional client service, strategic branching, and a disciplined approach to lending have contributed to SmartBank’s success. More information about SmartFinancial can be found on its website: www.smartfinancialinc.com.

Source
SmartFinancial, Inc.

Investor Contacts

Billy Carroll
President & Chief Executive Officer
Email: billy.carroll@smartbank.com
Phone: (865) 868-0613

Nathan Strall
Vice President and Director of Strategy & Corporate Development
Email: nathan.strall@smartbank.com
Phone: (865) 868-2604

1 Non-GAAP measure. See “Non-GAAP Financial Measures” for more information and see the Non-GAAP Reconciliation

Non-GAAP Financial Measures

Statements included in this earnings release include measures not recognized under U.S. generally accepted accounting principles (“GAAP”) and therefore are considered Non-GAAP financial measures (“Non-GAAP”) and should be read along with the accompanying tables, which provide a reconciliation of Non-GAAP financial measures to GAAP financial measures. SmartFinancial management uses several Non-GAAP financial measures and ratios derived therefrom in its analysis of the Company's performance, including:

(i)	Operating earnings
(ii)	Operating noninterest income
(iii)	Operating noninterest expense
(iv)	Operating pre-provision net revenue (“PPNR”) earnings
(v)	Tangible common equity
(vi)	Average tangible common equity
(vii)	Tangible book value per common share
(viii)	Tangible assets

Operating earnings, operating noninterest income, operating noninterest expense and operating PPNR earnings exclude non-operating related income and expense items from net income, noninterest income and noninterest expense, respectively. Tangible common equity and average tangible common equity exclude goodwill and other intangible assets from shareholders' equity and average shareholders' equity, respectively. Tangible book value per common share is tangible common equity divided by common shares outstanding. Tangible assets excludes goodwill and other intangibles from total assets. A detailed reconciliation of these items and the ratios derived therefrom is available in the Non-GAAP reconciliations.

Management believes that Non-GAAP financial measures provide additional useful information that allows investors to evaluate the ongoing performance of the company and provide meaningful comparisons to its peers. Management also believes these Non-GAAP financial measures enhance investors' ability to compare period-to-period financial results and allow investors and company management to view our operating results excluding the impact of items that are not reflective of the underlying operating performance.

Non-GAAP financial measures should not be considered as an alternative to any measure of performance or financial condition as promulgated under GAAP, and investors should consider SmartFinancial's performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the company. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the results or financial condition as reported under GAAP.

Forward-Looking Statements

This news release may contain statements that are based on management’s current estimates or expectations of future events or future results, and that may be deemed to constitute forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995.  These statements are not historical in nature and can generally be identified by such words as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “may,” “estimate,” and similar expressions. All forward-looking statements are subject to risks, uncertainties, and other factors that may cause the actual results of SmartFinancial to differ materially from future results expressed or implied by such forward-looking statements. Such risks, uncertainties, and other factors include, among others,

(1)	risks associated with our growth strategy, including a failure to implement our growth plans or an inability to manage our growth effectively;
(2)	claims and litigation arising from our business activities and from the companies we acquire, which may relate to contractual issues, environmental laws, fiduciary responsibility, and other matters;
(3)	general risks related to our merger and acquisition activity, including risks associated with our pursuit of future acquisitions;
(4)	changes in management’s plans for the future;
(5)	prevailing, or changes in, economic or political conditions, particularly in our market areas, including the effects of declines in the real estate market, high unemployment rates, inflationary pressures, elevated interest rates and slowdowns in economic growth, as well as the financial stress on borrowers as a result of the foregoing;
(6)	our ability to anticipate interest rate changes and manage interest rate risk (including the impact of higher interest rates on macroeconomic conditions, competition, and the cost of doing business and the impact of interest rate fluctuations on our financial projections, models and guidance);
(7)	increased technology and cybersecurity risks, including generative artificial intelligence risks;
(8)	credit risk associated with our lending activities;
(9)	changes in loan demand, real estate values, or competition;
(10)	developments in our mortgage banking business, including loan modifications, general demand, and the effects of judicial or regulatory requirements or guidance;
(11)	changes in accounting principles, policies, or guidelines;
(12)	changes in applicable laws, rules, or regulations;
(13)	adverse results from current or future litigation, regulatory examinations or other legal and/or regulatory actions;
(14)	potential impacts of adverse developments in the banking industry highlighted by high-profile bank failures, including impacts on customer confidence, deposit outflows, liquidity and the regulatory response thereto;
(15)	significant turbulence or a disruption in the capital or financial markets and the effect of a fall in stock market prices on our investment securities;
(16)	the effects of war or other conflicts including the impacts related to or resulting from Russia’s military action in Ukraine or the conflict in Israel and surrounding areas; and
(17)	other general competitive, economic, political, and market factors, including those affecting our business, operations, pricing, products, or services.

These and other factors that could cause results to differ materially from those described in the forward-looking statements can be found in SmartFinancial’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K, in each case filed with or furnished to the Securities and Exchange Commission (the “SEC”) and available on the SEC’s website (www.sec.gov). Undue reliance should not be placed on forward-looking statements.  SmartFinancial disclaims any obligation to update or revise any forward-looking statements contained in this release, which speak only as of the date hereof, whether as a result of new information, future events, or otherwise.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	Ending Balances
	Sep	Jun	Mar	Dec	Sep
	2024	2024	2024	2023	2023
Assets:
Cash and cash equivalents	$192,914	$342,835	$477,941	$352,271	$400,258
Securities available-for-sale, at fair value	501,336	500,821	474,347	408,410	385,131
Securities held-to-maturity, at amortized cost	127,779	128,996	180,169	281,236	282,313
Other investments	20,352	13,780	13,718	13,662	13,805
Loans held for sale	5,804	3,103	4,861	4,418	2,734
Loans and leases	3,717,478	3,574,158	3,477,555	3,444,462	3,378,999
Less: Allowance for credit losses	(35,609)	(34,690)	(34,203)	(35,066)	(33,687)
Loans and leases, net	3,681,869	3,539,468	3,443,352	3,409,396	3,345,312
Premises and equipment, net	91,055	91,315	92,694	92,963	92,020
Other real estate owned	179	688	696	517	1,370
Goodwill and other intangibles, net	105,324	105,929	106,537	107,148	107,792
Bank owned life insurance	105,025	84,483	83,957	83,434	82,914
Other assets	77,297	79,591	76,418	75,932	83,522
Total assets	$4,908,934	$4,891,009	$4,954,690	$4,829,387	$4,797,171
Liabilities:
Deposits:
Noninterest-bearing demand	$863,949	$903,300	$907,254	$898,044	$923,763
Interest-bearing demand	834,207	988,057	996,298	1,006,915	993,717
Money market and savings	1,854,777	1,901,281	1,952,410	1,812,427	1,766,409
Time deposits	769,558	524,018	538,159	550,468	562,620
Total deposits	4,322,491	4,316,656	4,394,121	4,267,854	4,246,509
Borrowings	8,997	12,732	9,849	13,078	14,117
Subordinated debt	39,663	42,142	42,120	42,099	42,078
Other liabilities	48,760	47,014	41,804	46,470	47,815
Total liabilities	4,419,911	4,418,544	4,487,894	4,369,501	4,350,519
Shareholders' Equity:
Common stock	16,926	16,926	17,057	16,989	16,995
Additional paid-in capital	293,909	293,586	296,061	295,699	295,542
Retained earnings	195,537	187,751	181,103	173,105	168,271
Accumulated other comprehensive loss	(17,349)	(25,798)	(27,425)	(25,907)	(34,156)
Total shareholders' equity	489,023	472,465	466,796	459,886	446,652
Total liabilities & shareholders' equity	$4,908,934	$4,891,009	$4,954,690	$4,829,387	$4,797,171

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
	2024	2024	2024	2023	2023	2024	2023
Interest income:
Loans and leases, including fees	$54,738	$50,853	$50,020	$48,767	$47,539	$155,611	$137,712
Investment securities:
Taxable	5,233	5,320	4,548	4,344	4,335	15,101	12,322
Tax-exempt	350	353	352	352	356	1,056	1,066
Federal funds sold and other earning assets	3,635	4,759	4,863	4,032	3,045	13,255	9,448
Total interest income	63,956	61,285	59,783	57,495	55,275	185,023	160,548
Interest expense:
Deposits	27,350	27,439	27,035	24,926	23,433	81,824	59,333
Borrowings	709	148	128	162	210	985	775
Subordinated debt	865	884	899	890	626	2,647	1,877
Total interest expense	28,924	28,471	28,062	25,978	24,269	85,456	61,985
Net interest income	35,032	32,814	31,721	31,517	31,006	99,567	98,563
Provision for credit losses	2,575	883	(440)	1,571	795	3,018	1,458
Net interest income after provision for credit losses	32,457	31,931	32,161	29,946	30,211	96,549	97,105
Noninterest income:
Service charges on deposit accounts	1,780	1,692	1,612	1,673	1,736	5,084	4,838
Loss on sale of securities, net	—	—	—	—	(6,801)	—	(6,801)
Mortgage banking	410	348	280	227	309	1,038	813
Investment services	1,881	1,302	1,380	1,339	1,461	4,563	3,766
Insurance commissions	1,477	1,284	1,103	1,133	1,153	3,865	3,551
Interchange and debit card transaction fees	1,349	1,343	1,253	1,370	1,357	3,945	4,087
Other	2,242	1,635	2,752	1,837	1,476	6,627	4,492
Total noninterest income	9,139	7,604	8,380	7,579	691	25,122	14,746
Noninterest expense:
Salaries and employee benefits	18,448	17,261	16,639	16,275	16,785	52,348	49,474
Occupancy and equipment	3,423	3,324	3,396	3,378	3,547	10,144	10,073
FDIC insurance	825	825	915	915	825	2,565	2,241
Other real estate and loan related expense	460	538	584	781	603	1,582	1,616
Advertising and marketing	327	295	302	336	346	924	1,006
Data processing and technology	2,519	2,452	2,465	2,458	2,378	7,435	6,777
Professional services	1,201	1,064	924	1,136	735	3,190	2,307
Amortization of intangibles	604	608	612	643	647	1,824	1,981
Merger related and restructuring expenses	—	—	—	—	110	—	110
Other	3,039	2,834	2,716	3,773	2,540	8,587	7,870
Total noninterest expense	30,846	29,201	28,553	29,695	28,516	88,599	83,455
Income before income taxes	10,750	10,334	11,988	7,830	2,386	33,072	28,396
Income tax expense	1,610	2,331	2,630	1,640	319	6,572	5,993
Net income	$9,140	$8,003	$9,358	$6,190	$2,067	$26,500	$22,403
Earnings per common share:
Basic	$0.55	$0.48	$0.56	$0.37	$0.12	$1.58	$1.33
Diluted	$0.54	$0.48	$0.55	$0.37	$0.12	$1.57	$1.33
Weighted average common shares outstanding:
Basic	16,726,658	16,770,819	16,849,735	16,814,647	16,807,548	16,782,200	16,801,840
Diluted	16,839,998	16,850,250	16,925,408	16,918,234	16,918,635	16,874,316	16,907,325

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Three Months Ended
	September 30, 2024			June 30, 2024			September 30, 2023
	Average		Yield/	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Loans and leases, including fees[1]	$3,634,808	$54,993	6.02%	$3,504,265	$51,110	5.87%	$3,360,678	$47,539	5.61%
Taxable securities	564,978	5,233	3.68%	580,517	5,320	3.69%	743,054	4,335	2.31%
Tax-exempt securities[2]	63,561	443	2.77%	63,690	447	2.82%	64,707	451	2.77%
Federal funds sold and other earning assets	267,252	3,634	5.41%	346,459	4,759	5.52%	229,487	3,045	5.26%
Total interest-earning assets	4,530,599	64,303	5.65%	4,494,931	61,636	5.52%	4,397,926	55,370	4.99%
Noninterest-earning assets	381,306			383,697			379,456
Total assets	$4,911,905			$4,878,628			$4,777,382

Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$925,307	5,289	2.27%	$983,433	5,950	2.43%	$969,122	5,463	2.24%
Money market and savings deposits	1,917,301	16,608	3.45%	1,909,125	16,529	3.48%	1,753,671	13,744	3.11%
Time deposits	560,699	5,453	3.87%	528,985	4,960	3.77%	551,191	4,226	3.04%
Total interest-bearing deposits	3,403,307	27,350	3.20%	3,421,543	27,439	3.23%	3,273,984	23,433	2.84%
Borrowings	53,592	709	5.26%	12,684	148	4.69%	16,228	210	5.13%
Subordinated debt	40,846	865	8.42%	42,129	884	8.44%	42,065	626	5.90%
Total interest-bearing liabilities	3,497,745	28,924	3.29%	3,476,356	28,471	3.29%	3,332,277	24,269	2.89%
Noninterest-bearing deposits	884,938			888,693			951,179
Other liabilities	50,580			47,208			48,494
Total liabilities	4,433,263			4,412,257			4,331,950
Shareholders' equity	478,642			466,371			445,432
Total liabilities and shareholders' equity	$4,911,905			$4,878,628			$4,777,382

Net interest income, taxable equivalent		$35,379			$33,165			$31,101
Interest rate spread			2.36%			2.22%			2.11%
Tax equivalent net interest margin			3.11%			2.97%			2.81%

Percentage of average interest-earning assets to average interest-bearing liabilities			129.53%			129.30%			131.98%
Percentage of average equity to average assets			9.74%			9.56%			9.32%

1 Yields computed on tax-exempt loans on a tax equivalent basis include $255 thousand, $257 thousand, and $0 thousand of taxable equivalent income for the quarters ended September 30, 2024, June 30, 2024, and September 30, 2023, respectively.

2 Yields computed on tax-exempt instruments on a tax equivalent basis include $93 thousand, $94 thousand, and $95 thousand of taxable equivalent income for the quarters ended September 30, 2024, June 30, 2024, and September 30, 2023, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

YIELD ANALYSIS

	Nine Months Ended
	September 30, 2024			September 30, 2023
	Average		Yield/	Average		Yield/
	Balance	Interest	Cost	Balance	Interest	Cost
Assets:
Loans and leases, including fees[1]	$3,532,768	$156,123	5.90%	$3,309,616	$137,712	5.56%
Taxable securities	588,679	15,101	3.43%	745,694	12,322	2.21%
Tax-exempt securities[2]	63,804	1,336	2.80%	65,170	1,349	2.77%
Federal funds sold and other earning assets	322,339	13,255	5.49%	267,124	9,448	4.73%
Total interest-earning assets	4,507,590	185,815	5.51%	4,387,604	160,831	4.90%
Noninterest-earning assets	381,743			365,123
Total assets	$4,889,333			$4,752,727

Liabilities and Shareholders’ Equity:
Interest-bearing demand deposits	$968,139	17,299	2.39%	$954,585	14,583	2.04%
Money market and savings deposits	1,910,452	49,285	3.45%	1,770,232	35,912	2.71%
Time deposits	543,887	15,240	3.74%	508,600	8,838	2.32%
Total interest-bearing deposits	3,422,478	81,824	3.19%	3,233,417	59,333	2.45%
Borrowings	25,941	985	5.07%	19,309	775	5.37%
Subordinated debt	41,691	2,647	8.48%	42,044	1,877	5.97%
Total interest-bearing liabilities	3,490,110	85,456	3.27%	3,294,770	61,985	2.52%
Noninterest-bearing deposits	882,168			972,507
Other liabilities	48,299			44,703
Total liabilities	4,420,577			4,311,980
Shareholders' equity	468,756			440,747
Total liabilities and shareholders' equity	$4,889,333			$4,752,727

Net interest income, taxable equivalent		$100,359			$98,846
Interest rate spread			2.24%			2.39%
Tax equivalent net interest margin			2.97%			3.01%

Percentage of average interest-earning assets to average interest-bearing liabilities			129.15%			133.17%
Percentage of average equity to average assets			9.59%			9.27%

1Yields computed on tax-exempt loans on a tax equivalent basis included $512 thousand and $0 thousand of taxable equivalent income for the nine months ended September 30, 2024, and 2023, respectively.

2Yields computed on tax-exempt instruments on a tax equivalent basis included $280 thousand and $283 thousand of taxable equivalent income for the nine months ended September 30, 2024, and 2023, respectively.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

	As of and for The Three Months Ended
	Sep	Jun	Mar	Dec	Sep
	2024	2024	2024	2023	2023
Composition of Loans and Leases:
Commercial real estate:
Owner occupied	$868,077	$829,085	$804,557	$798,416	$776,402
Non-owner occupied	1,031,708	986,278	938,648	940,789	890,774
Commercial real estate, total	1,899,785	1,815,363	1,743,205	1,739,205	1,667,176
Commercial & industrial	731,600	701,460	667,903	645,918	617,115
Construction & land development	315,006	294,575	321,860	327,185	373,068
Consumer real estate	690,504	678,331	659,209	649,867	638,518
Leases	67,052	70,299	71,909	68,752	68,538
Consumer and other	13,531	14,130	13,469	13,535	14,584
Total loans and leases	$3,717,478	$3,574,158	$3,477,555	$3,444,462	$3,378,999

Asset Quality and Additional Loan Data:
Nonperforming loans and leases	$9,491	$6,642	$6,266	$8,101	$4,163
Other real estate owned	179	688	696	517	1,370
Other repossessed assets	2,949	2,645	2,033	1,117	348
Total nonperforming assets	$12,619	$9,975	$8,995	$9,735	$5,881
Modified loans and leases[1] not included in nonperforming loans and leases	$4,053	$4,241	$4,413	$4,245	$2,376
Net charge-offs to average loans and leases (annualized)	0.15%	0.05%	0.09%	0.04%	0.04%
Allowance for credit losses to loans and leases	0.96%	0.97%	0.98%	1.02%	1.00%
Nonperforming loans and leases to total loans and leases, gross	0.26%	0.19%	0.18%	0.24%	0.12%
Nonperforming assets to total assets	0.26%	0.20%	0.18%	0.20%	0.12%

Capital Ratios:
Equity to Assets	9.96%	9.66%	9.42%	9.52%	9.31%
Tangible common equity to tangible assets (Non-GAAP)[2]	7.99%	7.66%	7.43%	7.47%	7.23%

SmartFinancial, Inc.[3]
Tier 1 leverage	8.44%	8.32%	8.23%	8.27%	8.13%
Common equity Tier 1	10.06%	10.06%	10.20%	10.14%	10.07%
Tier 1 capital	10.06%	10.06%	10.20%	10.14%	10.07%
Total capital	11.63%	11.68%	11.85%	11.78%	11.90%

SmartBank	Estimated[4]
Tier 1 leverage	9.18%	9.11%	9.07%	9.18%	9.00%
Common equity Tier 1	10.92%	11.02%	11.23%	11.26%	11.15%
Tier 1 capital	10.92%	11.02%	11.23%	11.26%	11.15%
Total capital	11.70%	11.79%	12.00%	12.02%	11.87%

1Borrowers that have experienced financial difficulty.

2Total common equity less intangibles divided by total assets less intangibles. See reconciliation of Non-GAAP measures.

3All periods presented are estimated.

4 Current period capital ratios are estimated as of the date of this earnings release.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands except share and per share data)

	As of and for The					As of and for The
	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
	2024	2024	2024	2023	2023	2024	2023
Selected Performance Ratios (Annualized):
Return on average assets	0.74%	0.66%	0.77%	0.52%	0.17%	0.72%	0.63%
Return on average shareholders' equity	7.60%	6.90%	8.16%	5.46%	1.84%	7.55%	6.80%
Return on average tangible common equity¹	9.75%	8.94%	10.63%	7.18%	2.43%	9.77%	9.02%
Noninterest income / average assets	0.74%	0.63%	0.69%	0.63%	0.06%	0.69%	0.41%
Noninterest expense / average assets	2.50%	2.41%	2.35%	2.47%	2.37%	2.42%	2.35%
Efficiency ratio	69.83%	72.25%	71.20%	75.95%	89.96%	71.06%	73.65%

Operating Selected Performance Ratios (Annualized):
Operating return on average assets[1]	0.74%	0.64%	0.69%	0.57%	0.60%	0.69%	0.77%
Operating PPNR return on average assets[1]	1.08%	0.90%	0.84%	0.86%	0.84%	0.94%	1.03%
Operating return on average shareholders' equity[1]	7.60%	6.72%	7.29%	6.07%	6.41%	7.21%	8.35%
Operating return on average tangible common equity[1]	9.75%	8.70%	9.49%	7.98%	8.46%	9.32%	11.09%
Operating efficiency ratio[1]	69.28%	72.13%	73.50%	73.41%	73.60%	71.55%	69.23%
Operating noninterest income / average assets[1]	0.74%	0.60%	0.58%	0.63%	0.62%	0.64%	0.61%
Operating noninterest expense / average assets[1]	2.50%	2.41%	2.35%	2.39%	2.36%	2.42%	2.34%

Selected Interest Rates and Yields:
Yield on loans and leases, excluding loan fees, FTE	5.95%	5.80%	5.71%	5.61%	5.52%	5.82%	5.37%
Yield on loans and leases, FTE	6.02%	5.87%	5.82%	5.68%	5.61%	5.90%	5.56%
Yield on earning assets, FTE	5.65%	5.52%	5.36%	5.22%	4.99%	5.51%	4.90%
Cost of interest-bearing deposits	3.20%	3.23%	3.16%	3.00%	2.84%	3.19%	2.45%
Cost of total deposits	2.54%	2.56%	2.52%	2.35%	2.20%	2.54%	1.89%
Cost of interest-bearing liabilities	3.29%	3.29%	3.23%	3.07%	2.89%	3.27%	2.52%
Net interest margin, FTE	3.11%	2.97%	2.85%	2.86%	2.81%	2.97%	3.01%

Per Common Share:
Net income, basic	$0.55	$0.48	$0.56	$0.37	$0.12	$1.58	$1.33
Net income, diluted	0.54	0.48	0.55	0.37	0.12	1.57	1.33
Operating earnings, basic¹	0.55	0.47	0.50	0.41	0.43	1.51	1.64
Operating earnings, diluted¹	0.54	0.46	0.49	0.41	0.43	1.50	1.63
Book value	28.89	27.91	27.37	27.07	26.28	28.89	26.28
Tangible book value¹	22.67	21.66	21.12	20.76	19.94	22.67	19.94
Common shares outstanding	16,926,374	16,925,902	17,056,704	16,988,879	16,994,543	16,926,374	16,994,543

¹Non-GAAP measure. See reconciliation of Non-GAAP measures.

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended					Nine Months Ended
	Sep	Jun	Mar	Dec	Sep	Sep	Sep
	2024	2024	2024	2023	2023	2024	2023
Operating Earnings:
Net income (GAAP)	$9,140	$8,003	$9,358	$6,190	$2,067	$26,500	$22,403
Noninterest income:
Securities (gains) losses, net	—	—	—	—	6,801	—	6,801
Gain on sale of former branch building	—	(283)	(1,346)	—	—	(1,629)	—
Noninterest expenses:
Donation of a former branch location	—	—	—	250	—	—	—
Accruals for pending litigation	—	—	—	675	—	—	—
Merger related and restructuring expenses	—	—	—	—	110	—	110
Income taxes:
Income tax effect of adjustments	—	73	348	(239)	(1,785)	421	(1,785)
Operating earnings (Non-GAAP)	$9,140	$7,793	$8,360	$6,876	$7,193	$25,292	$27,529
Operating earnings per common share (Non-GAAP):
Basic	$0.55	$0.47	$0.50	$0.41	$0.43	$1.51	$1.64
Diluted	0.54	0.46	0.49	0.41	0.43	1.50	1.63

Operating Noninterest Income:
Noninterest income (GAAP)	$9,139	$7,604	$8,380	$7,579	$691	$25,122	$14,746
Securities (gains) losses, net	—	—	—	—	6,801	—	6,801
Gain on sale of former branch building	—	(283)	(1,346)	—	—	(1,629)	—
Operating noninterest income (Non-GAAP)	$9,139	$7,321	$7,034	$7,579	$7,492	$23,493	$21,547
Operating noninterest income (Non-GAAP)/average assets[1]	0.74%	0.60%	0.58%	0.63%	0.62%	0.64%	0.61%

Operating Noninterest Expense:
Noninterest expense (GAAP)	$30,846	$29,201	$28,553	$29,695	$28,516	$88,599	$83,455
Donation of a former branch location	—	—	—	(250)	—	—	—
Accruals for pending litigation	—	—	—	(675)	—	—	—
Merger related and restructuring expenses	—	—	—	—	(110)	—	(110)
Operating noninterest expense (Non-GAAP)	$30,846	$29,201	$28,553	$28,770	$28,406	$88,599	$83,345
Operating noninterest expense (Non-GAAP)/average assets[2]	2.50%	2.41%	2.35%	2.39%	2.36%	2.42%	2.34%

Operating Pre-provision Net revenue ("PPNR") Earnings:
Net interest income (GAAP)	$35,032	$32,814	$31,721	$31,517	$31,006	$99,567	$98,563
Operating noninterest income (Non-GAAP)	9,139	7,321	7,034	7,579	7,492	23,493	21,547
Operating noninterest expense (Non-GAAP)	(30,846)	(29,201)	(28,553)	(28,770)	(28,406)	(88,599)	(83,345)
Operating PPNR earnings (Non-GAAP)	$13,325	$10,934	$10,202	$10,326	$10,092	$34,461	$36,765

Non-GAAP Return Ratios:
Operating return on average assets (Non-GAAP)[3]	0.74%	0.64%	0.69%	0.57%	0.60%	0.69%	0.77%
Operating PPNR return on average assets (Non-GAAP)[4]	1.08%	0.90%	0.84%	0.86%	0.84%	0.94%	1.03%
Return on average tangible common equity (Non-GAAP)[5]	9.75%	8.93%	10.63%	7.18%	2.43%	9.77%	9.02%
Operating return on average shareholders' equity (Non-GAAP)[6]	7.60%	6.72%	7.29%	6.07%	6.41%	7.21%	8.35%
Operating return on average tangible common equity (Non-GAAP)[7]	9.75%	8.70%	9.49%	7.98%	8.46%	9.32%	11.09%

Operating Efficiency Ratio:
Efficiency ratio (GAAP)	69.83%	72.25%	71.20%	75.95%	89.96%	71.06%	73.65%
Adjustment for taxable equivalent yields	(0.55)%	(0.63)%	(0.17)%	(0.18)%	(0.27)%	(0.45)%	(0.18)%
Adjustment for securities gains (losses)	—%	—%	—%	—%	(15.89)%	—%	(4.17)%
Adjustment for sale of branch location	—%	0.51%	2.46%	—%	—%	0.94%	—%
Adjustment for donation of a former branch location	—%	—%	—%	(0.64)%	—%	—%	—%
Adjustment for accruals for pending litigation	—%	—%	—%	(1.72)%	—%	—%	—%
Adjustment for merger related income and costs	—%	—%	—%	—%	(0.20)%	—%	(0.07)%
Operating efficiency ratio (Non-GAAP)	69.28%	72.13%	73.50%	73.41%	73.60%	71.55%	69.23%

1Operating noninterest income (Non-GAAP) is annualized and divided by average assets.

2Operating noninterest expense (Non-GAAP) is annualized and divided by average assets.

3Operating return on average assets (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average assets.

4Operating PPNR return on average assets (Non-GAAP) is the annualized operating PPNR earnings (Non-GAAP) divided by average assets.

5Return on average tangible common equity (Non-GAAP) is the annualized net income divided by average tangible common equity (Non-GAAP).

6Operating return on average shareholders’ equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average equity.

7Operating return on average tangible common equity (Non-GAAP) is the annualized operating earnings (Non-GAAP) divided by average tangible common equity (Non-GAAP).

SmartFinancial, Inc. and Subsidiary

Condensed Consolidated Financial Information - (unaudited)

(dollars in thousands)

NON-GAAP RECONCILIATIONS

	Three Months Ended
	Sep	Jun	Mar	Dec	Sep
	2024	2024	2024	2023	2023
Tangible Common Equity:
Shareholders' equity (GAAP)	$489,023	$472,465	$466,796	$459,886	$446,652
Less goodwill and other intangible assets	105,324	105,929	106,537	107,148	107,792
Tangible common equity (Non-GAAP)	$383,699	$366,536	$360,259	$352,738	$338,860

Average Tangible Common Equity:
Average shareholders' equity (GAAP)	$478,642	$466,371	$461,148	$449,526	$445,432
Less average goodwill and other intangible assets	105,701	106,301	106,920	107,551	108,194
Average tangible common equity (Non-GAAP)	$372,941	$360,070	$354,228	$341,975	$337,238

Tangible Book Value per Common Share:
Book value per common share (GAAP)	$28.89	$27.91	$27.37	$27.07	$26.28
Adjustment due to goodwill and other intangible assets	(6.22)	(6.25)	(6.25)	(6.31)	(6.34)
Tangible book value per common share (Non-GAAP)[1]	$22.67	$21.66	$21.12	$20.76	$19.94

Tangible Common Equity to Tangible Assets:
Total Assets (GAAP)	$4,908,934	$4,891,009	$4,954,690	$4,829,387	$4,797,171
Less goodwill and other intangibles	105,324	105,929	106,537	107,148	107,792
Tangible Assets (Non-GAAP)	$4,803,610	$4,785,080	$4,848,153	$4,722,239	$4,689,379
Tangible common equity to tangible assets (Non-GAAP)	7.99%	7.66%	7.43%	7.47%	7.23%

1Tangible book value per share (Non-GAAP) is computed by dividing total shareholders’ equity, less goodwill and other intangible assets, by common shares outstanding.